CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B and Class C Shares Prospectus, the Class Y Shares Prospectus, and the Class R Shares Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report, dated January 14, 2003, in Post-Effective Amendment Number 16 to the Registration Statement (Form N-1A No. 33-76894) of Pioneer Emerging Markets Fund.



                                                              ERNST & YOUNG LLP


Boston, Massachusetts
March 28, 2003